                                                                        EX-99.M1

                                  SCHEDULE A*


The Brinson Funds (the "Trust"), Brinson Partners, Inc. (the "Manager") and Funds Distributor, Inc. (the "Distributor") hereby agree that the maximum amount which the Manager or the Distributor shall seek reimbursement for in accordance with the Rule 12b-1 Plan relating to the UBS Investment Funds class of shares of the Trust, is as follows:


     Fund                                                       Amount
     ----                                                       ------
     UBS Investment Fund - Global                                0.40%
     UBS Investment Fund - Global Equity                         0.51%
     UBS Investment Fund - Global Bond                           0.24%
     UBS Investment Fund - U.S. Balanced                         0.25%
     UBS Investment Fund - U.S. Equity                           0.27%
     UBS Investment Fund - U.S. Bond                             0.22%
     UBS Investment Fund - Global (ex-U.S.) Equity               0.59%
     UBS Investment Fund - U.S. Large Capitalization Equity      0.27%
     UBS Investment Fund - U.S. Large Capitalization Growth      0.52%
     UBS Investment Fund - U.S. Small Capitalization             0.52%
     UBS Investment Fund - High Yield Bond                       0.60%
     UBS Investment Fund - Emerging Markets Equity               0.60%
     UBS Investment Fund - Emerging Markets Debt                 0.50%


                                    THE BRINSON FUNDS



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                                    BRINSON PARTNERS, INC.



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                                    FUNDS DISTRIBUTOR, INC.



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* As approved February 21, 1995 and Amended/Revised on November 26, 1995, July 28, 1995, August 26, 1996, February 24, 1997, November 24, 1997 and August 24, 1998